HomeStreet, Inc. Reports Third Quarter 2012 Results
Net Income of $21.3 Million Driven By Record Mortgage Banking Revenue
SEATTLE – October 29, 2012 – (BUSINESS WIRE) – HomeStreet, Inc. (NASDAQ:HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank (the “Bank”), today announced net income of $21.3 million, or $2.90 per diluted share, for the third quarter of 2012, compared to net income of $18.0 million, or $2.43 per diluted share, for the second quarter of 2012.
Highlights for the third quarter of 2012 include:

•	Pre-tax income of $33.1 million increased 55% from the prior quarter driven by an $18.9 million or 42% increase in net gain on mortgage loan origination and sale activities.

•	Return on equity of 37.16%, up from 34.87% in the prior quarter, and return on average assets of 3.50%, up from 3.04% in the prior quarter.

•
Record single family mortgage production volume: $1.37 billion of closed loan production designated for sale, up 28% from the second quarter, and $1.31 billion of interest rate lock commitments, up 1% from the second quarter.

•
HomeStreet maintained its ranking as the number two residential lender by volume of single family mortgages in the five-county Puget Sound area of Washington State (King, Snohomish, Pierce, Kitsap, and Thurston counties), as well as in Spokane County. The Company also became the number one single family mortgage lender in Clark County, Washington, and number three in the greater Portland, Oregon area.(1)

•	Net interest margin increased to 3.08%, up from 2.83% in the prior quarter.

•
Total loans held for investment rose $33.5 million, or 3% from the prior quarter with contributions from new lending in all of HomeStreet's primary lending lines of business; commercial, commercial real estate, construction and single family mortgage. This increase marks the first net increase in loans held for investment since the second quarter of 2008.

•	Nonperforming assets declined to $55.3 million, or 2.20% of total assets, down from $73.7 million, or 3.04% of total assets, in the prior quarter.

•	Total transaction and savings deposits rose to $1.03 billion, or 52.0% of total deposits, up from $953.4 million, or 50.0% of total deposits, in the prior quarter.

•	Regulatory capital ratios for the Bank increased, with a Tier 1 leverage ratio of 10.8% and a total risk-based capital ratio of 17.9% at September 30, 2012.

“Our record earnings in the third quarter were driven primarily by strong mortgage banking activity,” said President and Chief Executive Officer Mark K. Mason. “We continue to realize the benefits in origination volume and market share from our continued focus on recruiting top production and support personnel in our markets. We are also very pleased to have again made significant progress in improving our credit quality during the quarter and we believe our asset quality is consistent with that of healthy institutions today. Just as significant was the growth in interest earning assets and our net interest margin, reflecting improvement in asset yields in part as a result of new lending and expected decreases in our cost of deposits.”

(1) Combined results for HomeStreet and Windermere Mortgage Services Series LLC

Mortgage Banking
Mortgage Production
Single family closed loan production designated for sale totaled $1.37 billion, increasing $299.6 million, or 28%, from the second quarter of 2012 and increasing $890.2 million, or 186%, from the third quarter of 2011. Single family mortgage interest rate lock commitments, net of estimated fall out, totaled $1.31 billion during the third quarter, up $9.8 million, or 1%, from the second quarter of 2012 and up $682.3 million, or 108%, from the third quarter of 2011. The Company continues to increase its mortgage production capacity, increasing mortgage origination and support personnel by 14% from the prior quarter.
Net gain on mortgage loan origination and sale activities was $64.4 million, an increase of $18.9 million, or 42%, over the second quarter of 2012 and up $48.6 million, or 308%, over the third quarter of 2011. Our mortgage loan origination and sale revenue growth reflects continuing strong demand for both purchase and refinance mortgage loans in our markets, including refinances through the federal government's expanded Home Affordable Refinance Program ("HARP 2.0"), driven by record low mortgage interest rates and strong secondary market profit margins that began to increase in the third quarter of 2011. HARP 2.0 refinances represented approximately 17% of loans originated in the third quarter. Overall, single family mortgage production was comprised of 37% purchases and 63% refinances in the third quarter, compared with 35% purchases and 65% refinances in the prior quarter.
Mortgage Servicing
Mortgage servicing income of $506 thousand decreased $6.6 million, or 93%, from the second quarter of 2012 and decreased $18.0 million, or 97%, from the third quarter of 2011. The decrease for the quarter largely reflects a reduction in sensitivity to interest rates for the Company's mortgage servicing rights (MSRs), which has enabled the Company to reduce the notional amount of derivative instruments used to economically hedge MSRs.  The lower notional amount of derivative instruments, along with a flatter yield curve, resulted in a lower net gain from derivatives economically hedging MSRs, which negatively impacted mortgage servicing income.  In addition, MSR risk management results for the quarter also reflect a decline in the fair value of MSRs due to changes in model inputs and assumptions primarily related to factors other than interest rate changes, which are not within the scope of the Company's MSR hedging strategy. Such factors included a streamlined refinance program implemented by FHA and higher expected home values, both of which generally lead to higher prepayment speeds, and resulted in a net loss from MSR risk management activities in the quarter.  The significant net gain from MSR risk management activities in the third quarter of 2011 resulted from a substantial widening of mortgage interest rates versus swap interest rates and lower realized prepayments.  The total loans serviced for others portfolio increased to $8.92 billion compared with $8.30 billion at June 30, 2012.
Credit Quality
Nonperforming assets (NPAs) declined to $55.3 million, or 2.20% of total assets, as of September 30, 2012, from $73.7 million, or 3.04% of total assets, at June 30, 2012. This improvement primarily resulted from a net reduction in other real estate owned (OREO) which declined to $17.0 million, from $40.6 million at June 30, 2012, driven primarily by the sale of a construction/land development property that was transferred to OREO in the second quarter and had a carrying value of $15.9 million at June 30, 2012. Nonaccrual loans were $38.2 million, or 2.94% of total loans, up from $33.1 million, or 2.62% of total loans, at June 30, 2012. Loan delinquencies were $95.7 million, or 7.4% of total loans, up from $83.9 million, or 6.6% of total loans, in the prior quarter, primarily reflecting additions of single family and commercial business nonaccrual loans. Excluding single family mortgage loans insured or guaranteed by the FHA or VA, loan delinquencies were $50.7 million, or 3.9% of total loans, up from $41.2 million, or 3.3% of total loans, in the prior quarter.
The allowance for credit losses increased by $502 thousand to $27.6 million, or 2.12% of total loans, compared to $27.1 million, or 2.13% of total loans, at June 30, 2012. A provision for credit losses of $5.5 million was recorded for the third quarter of 2012, compared with $2.0 million recorded in the second quarter of 2012. Net charge-offs in the quarter decreased to $5.0 million, down from $10.3 million in the second quarter of 2012.

Deposits
Deposits were $1.98 billion at September 30, 2012, up $77.1 million, or 4%, from $1.90 billion at June 30, 2012 and down $75.2 million, or 4%, from a year ago. Certificates of deposit decreased $71.0 million, or 9%, from the prior quarter and $409.6 million, or 37%, from a year ago as we manage the reduction of these higher-cost deposits and replace them with lower-cost transaction and savings deposits, which increased $75.4 million, or 8%, from the prior quarter and $295.3 million, or 40%, from a year ago. The improvement in the composition of deposits reflects a focused effort on attracting transaction and savings deposit balances through our branch network and converting customers with maturing certificates of deposit to transaction and savings deposits.
Results of Operations
Net Interest Income
Net interest income was $16.3 million, up $1.6 million, or 11%, from the second quarter of 2012 and an increase of $4.3 million, or 36%, from the third quarter of 2011.Total average interest earning assets increased modestly from the prior quarter as higher mortgage production volumes resulted in a higher average balance of loans held for sale, partially offset by a decrease in cash and cash equivalents which was redeployed for loans held for sale production. Total average interest bearing deposit balances declined as a result of declines in higher-cost certificates of deposit, largely offset by an increase in lower-cost transaction and savings deposits. The net interest margin increased to 3.08% from 2.83% in the second quarter of 2012 primarily as a result of the repricing and conversion of maturing certificates of deposit and the recognition of accumulated interest collected on nonaccrual loans that were paid off in the quarter.
Noninterest Income
Noninterest income was $68.1 million, up $12.6 million, or 23%, from $55.5 million in the second quarter of 2012 and up $31.2 million, or 84%, from $37.0 million in the third quarter of 2011. The increase from prior quarter was primarily due to an $18.9 million increase in net gain on mortgage loan origination and sale activities, reflecting an increase in single family mortgage loan production volume and secondary market profit margins, partially offset by a $6.6 million decrease in mortgage servicing income, reflecting a decrease in income recognized from MSR risk management activities, largely reflecting a shift towards lower sensitivity to interest rates for the Company's mortgage servicing rights, which has resulted in a lower net gain from derivatives economically hedging MSRs.
Noninterest Expense
Noninterest expense was $45.8 million, down $1.0 million, or 2%, from $46.8 million in the second quarter of 2012 and up $13.5 million, or 42%, from $32.3 million in the third quarter of 2011. The decrease from prior quarter was primarily due to lower OREO expense, which decreased $5.7 million, partially offset by a $3.3 million increase in salary and related costs, reflecting an increase in employees and higher incentive compensation driven by elevated mortgage loan production volume.
Income Taxes
The Company's income tax expense was $11.8 million for the quarter as compared to $3.4 million in the prior quarter.  The Company's 2012 year-to-date income tax expense of $13.4 million is based on a projected annual effective income tax rate plus discrete benefits recognized year to date. The Company's projected annual effective tax rate differs from the Federal statutory tax rate of 35% primarily due to state income taxes on income in Oregon, Hawaii and Idaho, tax exempt income and a $14.4 million tax benefit related to the reversal of the Company's beginning of year valuation allowance against deferred tax assets.

Capital
Regulatory capital ratios for the Bank are as follows:

	Sept. 30, 2012	Jun. 30, 2012	Sept. 30, 2011	Well-capitalized ratios
Total risk-based capital (to risk-weighted assets)	17.9%	17.0%	9.8%	10.0%
Tier 1 risk-based capital (to risk-weighted assets)	16.6%	15.8%	8.5%	6.0%
Tier 1 leverage capital (to average assets)	10.8%	10.1%	5.6%	5.0%
The Bank continues to meet the capital requirements of a "well-capitalized" institution and the minimum Tier 1 leverage ratio of 9.0% required by its regulators.
Stock Split
On October 24, 2012, the Board of Directors approved a two-for-one forward split of the Company's common stock. The total number of shares of common stock outstanding will increase from approximately 7.2 million to approximately 14.4 million and the total authorized stock will increase from 80 million shares to 160 million shares. Shares outstanding and per share information have not been adjusted to reflect the stock split, which is effective on November 5, 2012.
Conference Call
HomeStreet, Inc. will conduct a quarterly earnings conference call on Monday, October 29, 2012 at 10:00 a.m. PT (1:00 p.m. ET). Mark K. Mason, President and CEO, will discuss third quarter 2012 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may join the call by dialing 1-877-317-6789 shortly before 10:00 a.m. PT. A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10019550.

About HomeStreet, Inc.
HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington, and the bank holding company for HomeStreet Bank, a state-chartered, FDIC-insured savings bank. HomeStreet Bank offers consumer and business banking, investment and insurance products and services in Washington, Oregon, Idaho and Hawaii. For more information, visit http://ir.homestreet.com.
Forward-Looking Statements
This report to shareholders contains forward-looking statements concerning HomeStreet, Inc. and the Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.
We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. For instance, our ability to expand our banking operations geographically and across market sectors, grow our franchise and capitalize on market opportunities may be limited due to future risks and uncertainties including, but not limited to, changes in general economic conditions that impact our markets and our business, regulatory and legislative actions that may constrain our ability to do business, significant increases in the competition we face in our industry and market and the extent of our success in problem asset resolution efforts. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business and legislative or regulatory actions or reform (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act). A discussion of the factors that we know to pose risk to the achievement of our business goals and our operational and financial objectives is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.
Information contained herein, other than information at December 31, 2011, and for the twelve months then ended, is unaudited. All financial data should be read in conjunction with the notes to the consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2011, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

Source: HomeStreet, Inc.

Contact:	Investor Relations & Media:
HomeStreet, Inc.
Terri Silver, 206-389-6303
terri.silver@homestreet.com
http://ir.homestreet.com

HomeStreet, Inc. and Subsidiaries
Summary Financial Data

	Quarter ended					Nine months ended
(in thousands, except share data)	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011
Operations Data (for the period ended):
Net interest income	$16,291	$14,698	$12,905	$12,866	$11,970	$43,894	$35,474
Provision for loan losses	5,500	2,000	—	—	1,000	7,500	3,300
Noninterest income	68,133	55,502	39,111	27,461	36,979	162,745	69,897
Noninterest expense	45,819	46,847	34,687	33,903	32,329	127,352	92,590
Net income before taxes	33,105	21,353	17,329	6,424	15,620	71,787	9,481
Income taxes	11,762	3,357	(1,721)	(602)	362	13,397	388
Net income	$21,343	$17,996	$19,050	$7,026	$15,258	$58,390	$9,093
Basic earnings per common share (1)	$2.98	$2.53	$3.70	$2.60	$5.65	$9.01	$3.37
Diluted earnings per common share (1)	$2.90	$2.43	$3.55	$2.42	$5.31	$8.71	$3.24
Weighted average common shares
Basic	7,167,975	7,126,060	5,146,283	2,701,749	2,701,749	6,480,106	2,701,749
Diluted	7,349,516	7,412,032	5,360,165	2,898,585	2,872,716	6,707,238	2,804,052
Shareholders’ equity per share	$33.33	$29.88	$26.70	$31.98	$29.73	$33.33	$29.73
Common shares outstanding (1)	7,177,486	7,162,607	7,162,607	2,701,749	2,701,749	7,177,486	2,701,749

Financial position (at period end):
Cash and cash equivalents	$22,051	$75,063	$92,953	$263,302	$138,429	$22,051	$138,429
Investment securities available for sale	414,050	415,610	446,198	329,047	339,453	414,050	339,453
Loans held for sale	532,580	412,933	290,954	150,409	226,590	532,580	226,590
Loans held for investment, net	1,268,703	1,235,253	1,295,471	1,300,873	1,360,219	1,268,703	1,360,219
Mortgage servicing rights	81,512	78,240	86,801	77,281	74,083	81,512	74,083
Other real estate owned	17,003	40,618	31,640	38,572	64,368	17,003	64,368
Total assets	2,507,941	2,424,947	2,367,497	2,264,957	2,316,839	2,507,941	2,316,839
Deposits	1,981,814	1,904,749	2,000,633	2,009,755	2,056,977	1,981,814	2,056,977
FHLB advances	131,597	65,590	57,919	57,919	67,919	131,597	67,919
Repurchase agreements	—	100,000	—	—	—	—	—
Shareholders’ equity	239,260	214,023	191,230	86,407	80,336	239,260	80,336

Financial position (averages):
Investment securities available for sale	$411,916	$431,875	$381,129	$338,933	$272,294	$408,320	$295,988
Loans held for investment	1,270,652	1,304,740	1,338,552	1,385,037	1,427,763	1,304,526	1,509,296
Total interest earning assets	2,184,791	2,142,451	2,090,180	2,078,506	2,019,243	2,139,310	2,066,943
Total interest bearing deposits	1,625,437	1,640,159	1,705,371	1,745,493	1,787,388	1,656,874	1,837,708
FHLB advances	112,839	79,490	57,919	59,169	72,267	83,523	105,410
Repurchase agreements	18,478	52,369	—	—	—	23,597	—
Total interest bearing liabilities	1,818,611	1,833,875	1,825,146	1,866,519	1,921,512	1,825,851	2,005,843
Shareholders’ equity	229,762	206,428	140,784	84,038	73,499	192,778	62,958

HomeStreet, Inc. and Subsidiaries
Summary Financial Data (continued)

	Quarter ended					Nine months ended
(in thousands, except share data)	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011
Financial performance:
Return on average common shareholders’ equity (2)	37.16%	34.87%	54.13%	33.44%	83.04%	40.38%	19.26%
Return on average assets	3.50%	3.04%	3.30%	1.23%	2.67%	3.29%	0.53%
Net interest margin (3)	3.08%	2.83%	2.53%	2.50%	2.38%	2.82%	2.30%
Efficiency ratio (4)	54.27%	66.73%	66.69%	84.07%	66.05%	61.63%	87.87%
Operating efficiency ratio (6)	53.86%	58.12%	61.84%	74.78%	47.43%	57.32%	62.69%
Credit quality:
Allowance for credit losses	$27,627	$27,125	$35,402	$42,800	$53,386	$27,627	$53,386
Allowance for credit losses/total loans	2.12%	2.13%	2.64%	3.18%	3.76%	2.12%	3.76%
Allowance for credit losses/nonaccrual loans	71.80%	81.28%	46.58%	55.81%	55.91%	71.80%	55.91%
Total classified assets	$102,385	$137,165	$208,792	$188,167	$225,022	$102,385	$225,022
Classified assets/total assets	4.08%	5.66%	8.82%	8.31%	9.71%	4.08%	9.71%
Total nonaccrual loans (5)	$38,247	$33,107	$75,575	$76,484	$95,094	$38,247	$95,094
Nonaccrual loans/total loans	2.94%	2.62%	5.66%	5.69%	6.73%	2.94%	6.73%
Other real estate owned	$17,003	$40,618	$31,640	$38,572	$64,368	$17,003	$64,368
Total nonperforming assets	$55,250	$73,725	$107,215	$115,056	$159,462	$55,250	$159,462
Nonperforming assets/total assets	2.20%	3.04%	4.53%	5.08%	6.88%	2.20%	6.88%
Net charge-offs	$4,998	$10,277	$7,398	$10,586	$7,673	$22,673	$14,480
Regulatory capital ratios for the Bank:
Tier 1 capital to total assets (leverage)	10.77%	10.14%	9.29%	6.04%	5.64%	10.77%	5.64%
Tier 1 risk-based capital	16.65%	15.75%	14.18%	9.88%	8.51%	16.65%	8.51%
Total risk-based capital	17.90%	17.01%	15.45%	11.15%	9.79%	17.90%	9.79%
Other data:
Full-time equivalent employees (ending)	998	913	821	613	598	998	598

(1)	Per share data shown after giving effect to the 2-for-1 forward stock split implemented on March 6, 2012 as well as the 1-for-2.5 reverse stock split implemented on July 19, 2011.

(2)	Net earnings available to common shareholders divided by average common shareholders’ equity.

(3)	Net interest income divided by total interest earning assets on a tax equivalent basis.

(4)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(5)	Generally, loans are placed on nonaccrual status when they are 90 or more days past due.

(6)
We include an operating efficiency ratio which is not calculated based on accounting principles generally accepted in the United States (“GAAP”), but which we believe provides important information regarding our results of operations. Our calculation of the operating efficiency ratio is computed by dividing noninterest expense less costs related to OREO (gains (losses) on sales, valuation allowance adjustments, and maintenance and taxes) by total revenue (net interest income and noninterest income). Management uses this non-GAAP measurement as part of its assessment of performance in managing noninterest expense. We believe that costs related to OREO are more appropriately considered as credit-related costs rather than as an indication of our operating efficiency. The following table provides a reconciliation of non-GAAP to GAAP measurement.

	Quarter ended					Nine months ended
	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011
Efficiency ratio	54.27%	66.73%	66.69%	84.07%	66.05%	61.63%	87.87%
Less impact of OREO expenses	0.41%	8.61%	4.85%	9.29%	18.62%	4.31%	25.18%
Operating efficiency ratio	53.86%	58.12%	61.84%	74.78%	47.43%	57.32%	62.69%

HomeStreet, Inc. and Subsidiaries
Consolidated Statements of Operations

	Quarter ended Sept. 30,		%	Nine Months Ended Sept. 30,		%
(in thousands, except share data)	2012	2011	Change	2012	2011	Change
Interest income:
Loans	$18,283	$17,593	4	$52,086	$54,208	(4)
Investment securities available for sale	2,517	1,422	77	7,205	5,128	41
Other	24	117	(79)	216	274	(21)
	20,824	19,132	9	59,507	59,610	—
Interest expense:
Deposits	3,908	5,848	(33)	12,985	19,427	(33)
Federal Home Loan Bank advances	297	855	(65)	1,506	3,122	(52)
Securities sold under agreements to repurchase	19	—	NM	69	—	NM
Long-term debt	305	458	(33)	1,041	1,586	(34)
Other	4	1	300	12	1	NM
	4,533	7,162	(37)	15,613	24,136	(35)
Net interest income	16,291	11,970	36	43,894	35,474	24
Provision for credit losses	5,500	1,000	450	7,500	3,300	127
Net interest income after provision for credit losses	10,791	10,970	(2)	36,394	32,174	13
Noninterest income:
Net gain on mortgage loan origination and sale activities	64,390	15,766	308	138,386	29,702	366
Mortgage servicing income	506	18,532	(97)	15,470	32,093	(52)
Income from Windermere Mortgage Services, Inc.	1,188	902	32	3,748	1,380	172
Gain (loss) on debt extinguishment	—	—	—	(939)	2,000	NM
Depositor and other retail banking fees	756	778	(3)	2,262	2,313	(2)
Insurance commissions	192	103	86	550	724	(24)
Gain on securities available for sale	397	642	(38)	1,349	643	110
Other	704	256	175	1,919	1,042	84
	68,133	36,979	84	162,745	69,897	133
Noninterest expense:
Salaries and related costs	31,573	13,217	139	81,149	37,056	119
General and administrative	7,033	4,310	63	19,030	12,307	55
Legal	312	983	(68)	1,471	2,286	(36)
Consulting	1,069	270	296	1,746	633	176
Federal Deposit Insurance Corporation assessments	794	1,264	(37)	2,751	4,278	(36)
Occupancy	2,279	1,663	37	6,160	5,031	22
Information services	2,411	1,509	60	6,129	4,466	37
Other real estate owned expense	348	9,113	(96)	8,916	26,533	(66)
	45,819	32,329	42	127,352	92,590	38
Income before income tax expense	33,105	15,620	112	71,787	9,481	657
Income tax expense	11,762	362	NM	13,397	388	NM
NET INCOME	$21,343	$15,258	40	$58,390	$9,093	542

Basic income per share	$2.98	$5.65	(47)	$9.01	$3.37	167
Diluted income per share	$2.90	$5.31	(45)	$8.71	$3.24	169
Basic weighted average number of shares outstanding	7,167,975	2,701,749	165	6,480,106	2,701,749	140
Diluted weighted average number of shares outstanding	7,349,516	2,872,716	156	6,707,238	2,804,052	139

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Statements of Operation

	Quarter ended
(in thousands, except share data)	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011
Interest income:
Loans	$18,283	$17,250	$16,553	$17,433	$17,593
Investment securities available for sale	2,517	2,449	2,238	1,792	1,422
Other	24	56	137	203	117
	20,824	19,755	18,928	19,428	19,132
Interest expense:
Deposits	3,908	4,198	4,879	5,388	5,848
Federal Home Loan Bank advances	297	535	675	699	855
Securities sold under agreements to repurchase	19	50	—	—	—
Long-term debt	305	271	465	459	458
Other	4	3	4	16	1
	4,533	5,057	6,023	6,562	7,162
Net interest income	16,291	14,698	12,905	12,866	11,970
Provision for credit losses	5,500	2,000	—	—	1,000
Net interest income after provision for credit losses	10,791	12,698	12,905	12,866	10,970
Noninterest income:
Net gain on mortgage loan origination and sale activities	64,390	45,486	28,510	18,919	15,766
Mortgage servicing income	506	7,091	7,873	5,963	18,532
Income from Windermere Mortgage Services, Inc.	1,188	1,394	1,166	739	902
Loss on debt extinguishment	—	(939)	—	—	—
Depositor and other retail banking fees	756	771	735	748	778
Insurance commissions	192	177	182	186	103
Gain on securities available for sale	397	911	41	459	642
Other	704	611	604	447	256
	68,133	55,502	39,111	27,461	36,979
Noninterest expense:
Salaries and related costs	31,573	28,224	21,351	16,462	13,217
General and administrative	7,033	6,725	5,273	6,182	4,310
Legal	312	724	435	1,075	983
Consulting	1,069	322	355	2,011	270
Federal Deposit Insurance Corporation assessments	794	717	1,240	1,256	1,264
Occupancy	2,279	2,092	1,790	1,733	1,663
Information services	2,411	1,994	1,723	1,436	1,509
Other real estate owned expense	348	6,049	2,520	3,748	9,113
	45,819	46,847	34,687	33,903	32,329
Income before income tax expense	33,105	21,353	17,329	6,424	15,620
Income tax expense (benefit)	11,762	3,357	(1,721)	(602)	362
NET INCOME	$21,343	$17,996	$19,050	$7,026	$15,258

Basic income per share	$2.98	$2.53	$3.70	$2.60	$5.65
Diluted income per share	$2.90	$2.43	$3.55	$2.42	$5.31
Basic weighted average number of shares outstanding	7,167,975	7,126,060	5,146,283	2,701,749	2,701,749
Diluted weighted average number of shares outstanding	7,349,516	7,412,032	5,360,165	2,898,585	2,872,716

HomeStreet, Inc. and Subsidiaries
Consolidated Statements of Financial Condition

(in thousands, except share data)	Sept. 30, 2012	Dec. 31, 2011	% Change
Assets:
Cash and cash equivalents (including interest-bearing instruments of $11,497 and $246,113)	$22,051	$263,302	(92)
Investment securities available for sale	414,050	329,047	26
Loans held for sale (includes $525,926 and $130,546 carried at fair value)	532,580	150,409	254
Loans held for investment (net of allowance for loan losses of $27,461 and $42,689)	1,268,703	1,300,873	(2)
Mortgage servicing rights (includes $73,787 and $70,169 carried at fair value)	81,512	77,281	5
Other real estate owned	17,003	38,572	(56)
Federal Home Loan Bank stock, at cost	36,697	37,027	(1)
Premises and equipment, net	13,060	6,569	99
Accounts receivable and other assets	122,285	61,877	98
Total assets	2,507,941	2,264,957	11
Liabilities and Shareholders’ Equity
Liabilities:
Deposits	1,981,814	2,009,755	(1)
Federal Home Loan Bank advances	131,597	57,919	127
Accounts payable and accrued expenses	93,413	49,019	91
Long-term debt	61,857	61,857	—
Total liabilities	2,268,681	2,178,550	4
Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares
Issued and outstanding, 0 shares and 0 shares	—	—	—
Common stock, no par value
Authorized 80,000,000
Issued and outstanding, 7,177,486 shares and 2,701,749 shares	511	511	—
Additional paid-in capital	89,264	31	NM
Retained earnings	140,136	81,746	71
Accumulated other comprehensive income	9,349	4,119	127
Total shareholders’ equity	239,260	86,407	177
Total liabilities and shareholders’ equity	$2,507,941	$2,264,957	11

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Statements of Financial Condition

(in thousands, except share data)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011
Assets:
Cash and cash equivalents	$22,051	$75,063	$92,953	$263,302	$138,429
Investment securities available for sale	414,050	415,610	446,198	329,047	339,453
Loans held for sale	532,580	412,933	290,954	150,409	226,590
Loans held for investment	1,268,703	1,235,253	1,295,471	1,300,873	1,360,219
Mortgage servicing rights	81,512	78,240	86,801	77,281	74,083
Other real estate owned	17,003	40,618	31,640	38,572	64,368
Federal Home Loan Bank stock, at cost	36,697	37,027	37,027	37,027	37,027
Premises and equipment, net	13,060	10,226	7,034	6,569	6,615
Accounts receivable and other assets	122,285	119,977	79,419	61,877	70,055
Total assets	$2,507,941	$2,424,947	$2,367,497	$2,264,957	$2,316,839
Liabilities and Shareholders’ Equity
Liabilities:
Deposits	$1,981,814	$1,904,749	$2,000,633	$2,009,755	$2,056,977
Federal Home Loan Bank advances	131,597	65,590	57,919	57,919	67,919
Securities sold under agreements to repurchase	—	100,000	—	—	—
Accounts payable and accrued expenses	93,413	78,728	55,858	49,019	49,750
Long-term debt	61,857	61,857	61,857	61,857	61,857
Total liabilities	2,268,681	2,210,924	2,176,267	2,178,550	2,236,503
Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares
Issued and outstanding, 0 shares	—	—	—	—	—
Common stock, no par value
Authorized 80,000,000
Issued and outstanding	511	511	511	511	511
Additional paid-in capital	89,264	88,637	86,755	31	28
Retained earnings	140,136	118,793	100,796	81,746	74,720
Accumulated other comprehensive income (loss)	9,349	6,082	3,168	4,119	5,077
Total shareholders’ equity	239,260	214,023	191,230	86,407	80,336
Total liabilities and shareholders’ equity	$2,507,941	$2,424,947	$2,367,497	$2,264,957	$2,316,839

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields and Rates Paid (Taxable-equivalent basis)

	Quarter ended Sept. 30,
	2012			2011
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Cash & cash equivalents	$50,056	$24	0.15%	$192,323	$114	0.23%
Investment securities	411,916	3,013	2.93%	272,294	1,444	2.14%
Loans held for sale	452,167	3,854	3.41%	126,863	1,362	4.33%
Loans held for investment	1,270,652	14,464	4.54%	1,427,763	16,268	4.54%
Total interest-earning assets	2,184,791	21,355	3.90%	2,019,243	19,188	3.79%
Noninterest-earning assets (2)	256,631			265,216
Total assets	$2,441,422			$2,284,459
Liabilities and Shareholders’ Equity:
Deposits:
Interest-bearing demand accounts	$155,947	128	0.33%	$133,006	140	0.42%
Savings accounts	98,711	114	0.46%	58,043	73	0.50%
Money market accounts	655,123	857	0.52%	461,278	715	0.62%
Certificate accounts	715,656	2,809	1.56%	1,135,061	4,920	1.72%
Total interest-bearing deposits	1,625,437	3,908	0.96%	1,787,388	5,848	1.30%
FHLB advances	112,839	297	1.19%	72,267	855	4.69%
Securities sold under agreements to repurchase	18,478	19	0.14%	—	—	—%
Long-term debt	61,857	305	1.97%	61,857	459	2.97%
Other borrowings	—	4	—%	—	—	—%
Total interest-bearing liabilities	1,818,611	4,533	0.99%	1,921,512	7,162	1.48%
Other noninterest-bearing liabilities	393,049			289,448
Total liabilities	2,211,660			2,210,960
Shareholders’ equity	229,762			73,499
Total liabilities and shareholders’ equity	$2,441,422			$2,284,459
Net interest income (3)		$16,822			$12,026
Net interest spread			2.91%			2.31%
Impact of noninterest-bearing sources			0.17%			0.07%
Net interest margin			3.08%			2.38%

(1)	The average balances of nonaccrual assets and related income, if any, are included in their respective categories.

(2)	Includes loan balances that have been foreclosed and are now reclassified to other real estate owned.

(3)
Includes taxable-equivalent adjustments, which is a non-GAAP measure, primarily related to tax-exempt income on certain loans and securities of $531 thousand for the quarter ended September 30, 2012 and $56 thousand for the quarter ended September 30, 2011, respectively. The Company's estimated marginal tax rate was 36% for the periods presented.

 HomeStreet, Inc. and Subsidiaries
Average Balances, Yields and Rates Paid (Taxable-equivalent basis) (continued)

	Nine Months Ended Sept. 30,
	2012			2011
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Cash & cash equivalents	$116,789	$208	0.24%	$151,763	$265	0.23%
Investment securities	408,320	8,383	2.74%	295,988	5,215	2.35%
Loans held for sale	309,675	8,289	3.57%	109,896	3,566	4.33%
Loans held for investment	1,304,526	43,906	4.49%	1,509,296	50,756	4.49%
Total interest-earning assets	2,139,310	60,786	3.79%	2,066,943	59,802	3.86%
Noninterest-earning assets (2)	223,816			241,181
Total assets	$2,363,126			$2,308,124
Liabilities and Shareholders’ Equity:
Deposits:
Interest-bearing demand accounts	$148,288	368	0.33%	$126,769	458	0.48%
Savings accounts	85,376	290	0.45%	55,367	257	0.62%
Money market accounts	592,195	2,390	0.54%	438,922	2,297	0.70%
Certificate accounts	831,015	9,937	1.60%	1,216,650	16,415	1.80%
Total interest-bearing deposits	1,656,874	12,985	1.05%	1,837,708	19,427	1.41%
FHLB advances	83,523	1,506	2.40%	105,410	3,122	3.95%
Securities sold under agreements to repurchase	23,597	69	0.39%	—	—	—%
Long-term debt	61,857	1,041	2.24%	62,725	1,586	3.37%
Other borrowings	—	12	—%	—	1	—%
Total interest-bearing liabilities	1,825,851	15,613	1.14%	2,005,843	24,136	1.61%
Other noninterest-bearing liabilities	344,497			239,323
Total liabilities	2,170,348			2,245,166
Shareholders’ equity	192,778			62,958
Total liabilities and shareholders’ equity	$2,363,126			$2,308,124
Net interest income (3)		$45,173			$35,666
Net interest spread			2.65%			2.25%
Impact of noninterest-bearing sources			0.17%			0.05%
Net interest margin			2.82%			2.30%

(1)	The average balances of nonaccrual assets and related income, if any, are included in their respective categories.

(2)	Includes loan balances that have been foreclosed and are now reclassified to other real estate owned.

(3)
Includes taxable-equivalent adjustments, which is a non-GAAP measure, primarily related to tax-exempt income on certain loans and securities of $1.3 million for the nine months ended September 30, 2012 and $192 thousand for the nine months ended September 30, 2011, respectively. The Company's estimated marginal tax rate was 36% for the periods presented.

HomeStreet, Inc. and Subsidiaries
Five Quarter Investment Securities Available for Sale

(in thousands, except for duration data)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011
Mortgage backed:
Residential	$63,365	$48,136	$40,575	$—	$—
Commercial	14,532	14,602	14,410	14,483	8,393
Municipal bonds	128,595	126,681	79,051	49,584	1,059
Collateralized mortgage obligations:
Residential	167,513	185,970	245,889	223,390	251,856
Commercial	9,110	9,165	10,019	10,070	10,174
Agency	—	—	25,007	—	—
US Treasury	30,935	31,056	31,247	31,520	67,971
	$414,050	$415,610	$446,198	$329,047	$339,453
Weighted average duration in years	5.0	5.1	5.1	4.4	3.9

Five Quarter Loans Held for Investment

(in thousands)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011
Consumer loans
Single family residential	$602,164	$537,174	$506,103	$496,934	$496,741
Home equity	141,343	147,587	152,924	158,936	167,453
	743,507	684,761	659,027	655,870	664,194
Commercial loans
Commercial real estate	360,919	370,064	391,727	402,139	407,891
Multifamily residential	36,912	47,069	56,328	56,379	58,972
Construction/land development	77,912	83,797	158,552	173,405	213,001
Commercial business	80,056	79,980	68,932	59,831	73,559
	555,799	580,910	675,539	691,754	753,423
	1,299,306	1,265,671	1,334,566	1,347,624	1,417,617
Net deferred loan fees and discounts	(3,142)	(3,508)	(3,891)	(4,062)	(4,231)
	1,296,164	1,262,163	1,330,675	1,343,562	1,413,386
Allowance for loan losses	(27,461)	(26,910)	(35,204)	(42,689)	(53,167)
	$1,268,703	$1,235,253	$1,295,471	$1,300,873	$1,360,219

Allowance as a % of loans held for investment	2.12%	2.13%	2.64%	3.18%	3.76%
Allowance as a % of nonaccrual loans	71.80%	81.28%	46.58%	55.81%	55.91%

HomeStreet, Inc. and Subsidiaries
Five Quarter Credit Quality Activity

Allowance for Credit Losses (roll-forward)

	Quarter ended
(in thousands)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Allowance for Credit Losses (roll-forward):
Beginning balance	$27,125	$35,402	$42,800	$53,386	$60,059
Provision for credit losses	5,500	2,000	—	—	1,000
(Charge-offs), net of recoveries	(4,998)	(10,277)	(7,398)	(10,586)	(7,673)
Ending balance	$27,627	$27,125	$35,402	$42,800	$53,386

Nonperforming assets (NPAs) roll-forward

	Quarter ended
(in thousands)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Beginning balance	$73,725	$107,215	$115,056	$159,462	$193,609
Additions	20,703	13,208	18,776	7,251	20,900
Reductions:
Charge-offs	(4,441)	(10,277)	(7,398)	(10,586)	(7,673)
OREO sales	(25,946)	(9,804)	(8,878)	(26,037)	(33,814)
OREO writedowns	(2,623)	(5,578)	(2,754)	(3,564)	(8,217)
Principal paydown, payoff advances	(4,794)	(12,037)	(1,321)	(3,871)	(2,437)
Transferred back to accrual status	(1,374)	(9,002)	(6,266)	(7,599)	(2,906)
Total reductions	(39,178)	(46,698)	(26,617)	(51,657)	(55,047)
Net additions/(reductions)	(18,475)	(33,490)	(7,841)	(44,406)	(34,147)
Ending balance	$55,250	$73,725	$107,215	$115,056	$159,462

HomeStreet, Inc. and Subsidiaries
Five Quarter Nonperforming Assets by Loan Class

(in thousands)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Nonaccrual loans:
Consumer loans
Single family residential	$12,900	$7,530	$14,290	$12,104	$15,469
Home equity	1,024	1,910	1,853	2,464	2,772
	13,924	9,440	16,143	14,568	18,241
Commercial loans
Commercial real estate	16,186	14,265	9,222	10,184	10,959
Multifamily residential	—	—	—	2,394	5,196
Construction/land development	5,848	9,373	49,708	48,387	58,705
Commercial business	2,289	29	502	951	1,993
	24,323	23,667	59,432	61,916	76,853
Total nonaccrual loans	$38,247	$33,107	$75,575	$76,484	$95,094
Nonaccrual loans to total loans	2.94%	2.62%	5.66%	5.69%	6.73%

Other real estate owned:
Consumer loans
Single family residential	$2,787	$3,142	$3,243	$6,600	$10,419
	2,787	3,142	3,243	6,600	10,419
Commercial loans
Commercial real estate	3,489	3,184	284	2,055	2,152
Construction/land development	10,727	34,292	28,113	29,917	51,797
	14,216	37,476	28,397	31,972	53,949
Total other real estate owned	$17,003	$40,618	$31,640	$38,572	$64,368

Nonperforming assets:
Consumer loans
Single family residential	$15,687	$10,672	$17,533	$18,704	$25,888
Home equity	1,024	1,910	1,853	2,464	2,772
	16,711	12,582	19,386	21,168	28,660
Commercial loans
Commercial real estate	19,675	17,449	9,506	12,239	13,111
Multifamily residential	—	—	—	2,394	5,196
Construction/land development	16,575	43,665	77,821	78,304	110,502
Commercial business	2,289	29	502	951	1,993
	38,539	61,143	87,829	93,888	130,802
Total nonperforming assets	$55,250	$73,725	$107,215	$115,056	$159,462
Nonperforming assets to total assets	2.20%	3.04%	4.53%	5.08%	6.88%

HomeStreet, Inc. and Subsidiaries
Delinquencies by Loan Class

(in thousands)	30-59 days past due	60-89 days past due	90 days or more past due (1)	Total past due	Current	Total loans

September 30, 2012
Consumer loans
Single family residential (1)	$9,658	$10,374	$48,048	$68,080	$534,084	$602,164
Home equity	929	1,389	1,024	3,342	138,001	141,343
	10,587	11,763	49,072	71,422	672,085	743,507
Commercial loans
Commercial real estate	—	—	16,186	16,186	344,733	360,919
Multifamily residential	—	—	—	—	36,912	36,912
Construction/land development	—	—	5,848	5,848	72,064	77,912
Commercial business	—	—	2,289	2,289	77,767	80,056
	—	—	24,323	24,323	531,476	555,799
	$10,587	$11,763	$73,395	$95,745	$1,203,561	$1,299,306
As a % of total loans	0.81%	0.91%	5.65%	7.37%	92.63%	100.00%

December 31, 2011
Consumer loans
Single family residential (1)	$7,694	$8,552	$47,861	$64,107	$432,827	$496,934
Home equity	957	500	2,464	3,921	155,015	158,936
	8,651	9,052	50,325	68,028	587,842	655,870
Commercial loans
Commercial real estate	—	—	10,184	10,184	391,955	402,139
Multifamily residential	—	—	2,394	2,394	53,985	56,379
Construction/land development	9,916	—	48,387	58,303	115,102	173,405
Commercial business	—	—	951	951	58,880	59,831
	9,916	—	61,916	71,832	619,922	691,754
	$18,567	$9,052	$112,241	$139,860	$1,207,764	$1,347,624
As a % of total loans	1.38%	0.67%	8.33%	10.38%	89.62%	100.00%

(1)
Includes $35.1 million and $35.8 million of single family residential loans past due and still accruing at September 30, 2012 and December 31, 2011 respectively, whose repayments are insured by the FHA or guaranteed by the VA.

HomeStreet, Inc. and Subsidiaries
Troubled Debt Restructurings (TDRs)

(in thousands)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Consumer loans
Single family residential	$64,785	$65,699	$65,078	$56,581	$42,315
Home equity	2,769	2,769	2,492	2,475	2,319
	67,554	68,468	67,570	59,056	44,634
Commercial loans
Commercial real estate	24,256	25,576	25,778	25,040	25,090
Multifamily residential	5,521	5,529	6,045	6,053	5,563
Construction/land development	19,647	17,245	25,907	27,432	18,237
Commercial business	176	191	647	878	943
	49,600	48,541	58,377	59,403	49,833
Total TDRs	$117,154	$117,009	$125,947	$118,459	$94,467

HomeStreet, Inc. and Subsidiaries
Five Quarter Mortgage Banking Operations

Mortgage Servicing Income

	Quarter ended
(in thousands)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Servicing income, net:
Servicing fees and other	$7,168	$6,705	$6,436	$6,518	$6,793
Changes in fair value of single family MSRs due to modeled amortization (1)	(5,360)	(4,052)	(4,969)	(4,176)	(4,155)
Amortization of multifamily MSRs	(598)	(462)	(491)	(366)	(455)
	1,210	2,191	976	1,976	2,183
Risk management, single family MSRs:
Changes in fair value of MSR due to changes in model inputs and/or assumptions (2)	(5,565)	(15,354)	7,411	(3,910)	(21,986)
Net gain (loss) from derivatives economically hedging MSR	4,861	20,254	(514)	7,897	38,335
	(704)	4,900	6,897	3,987	16,349
Mortgage servicing income	$506	$7,091	$7,873	$5,963	$18,532

(1)	Represents changes due to collection/realization of expected cash flows and curtailments over time.

(2)	Principally reflects changes in model assumptions and prepayment speed assumptions, which are primarily affected by changes in interest rates.

Loans Serviced for Others

(in thousands)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Single family residential
U.S. government agency MBS	$7,724,562	$7,061,232	$6,530,578	$6,464,815	$6,217,086
Other	385,107	407,750	416,700	420,470	432,460
	8,109,669	7,468,982	6,947,278	6,885,285	6,649,546
Commercial
Multifamily	760,820	772,473	766,433	758,535	770,401
Other	53,617	56,840	59,370	56,785	57,151
	814,437	829,313	825,803	815,320	827,552
Total loans serviced for others	$8,924,106	$8,298,295	$7,773,081	$7,700,605	$7,477,098

HomeStreet, Inc. and Subsidiaries
Five Quarter Mortgage Banking Operations (continued)

Single Family Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011
Beginning balance	$70,585	$79,381	$70,169	$67,471	$87,712
Originations	14,121	10,598	6,723	10,759	5,873
Purchases	6	12	47	25	27
Changes due to modeled amortization (1)	(5,360)	(4,052)	(4,969)	(4,176)	(4,155)
Net additions and amortization	8,767	6,558	1,801	6,608	1,745
Changes in fair value due to changes in model inputs and/or assumptions (2)	(5,565)	(15,354)	7,411	(3,910)	(21,986)
Ending balance	$73,787	$70,585	$79,381	$70,169	$67,471
Ratio of MSR carrying value to related loans serviced for others	0.91%	0.95%	1.14%	1.02%	1.01%
MSR servicing fee multiple (3)	2.81	2.82	3.30	2.91	2.92
Weighted-average note rate (loans serviced for others)	4.52%	4.69%	4.83%	4.93%	5.04%
Weighted-average servicing fee (loans serviced for others)	0.33%	0.34%	0.35%	0.35%	0.35%

(1)	Represents changes due to collection/realization of expected future cash flows over time.

(2)	Principally reflects changes in model assumptions and prepayment speed assumptions, which are primarily affected by changes in interest rates.

(3)	Represents the ratio of MSR carrying value to related loans serviced for others divided by the weighted-average servicing fee for loans serviced for others.

Commercial Multifamily Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011
Beginning balance	$7,655	$7,420	$7,112	$6,612	$6,608
Originations	668	697	799	866	459
Amortization	(598)	(462)	(491)	(366)	(455)
Ending balance	$7,725	$7,655	$7,420	$7,112	$6,612
Ratio of MSR carrying value to related loans serviced for others	0.95%	0.92%	0.90%	0.87%	0.80%
MSR servicing fee multiple (1)	2.47	2.45	2.41	2.42	2.27
Weighted-average note rate (loans serviced for others)	5.48%	5.54%	5.60%	5.67%	5.74%
Weighted-average servicing fee (loans serviced for others)	0.38%	0.38%	0.37%	0.36%	0.35%

(1)	Represents the ratio of MSR carrying value to related loans serviced for others divided by the weighted-average servicing fee for loans serviced for others.

HomeStreet, Inc. and Subsidiaries
Five Quarter Mortgage Banking Operations (continued)

Mortgage Banking Activity

	Quarter ended
(in thousands)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Production volumes:
Single family mortgage closed loan volume (1)	$1,368,238	$1,068,656	$712,302	$624,111	$478,024
Single family mortgage interest rate lock commitments	1,313,182	1,303,390	915,141	543,164	630,919
Single family mortgage loans sold	1,238,879	962,704	534,310	710,706	370,250

Multifamily mortgage originations	$20,209	$35,908	$15,713	$49,071	$26,125
Multifamily mortgage loans sold	26,515	27,178	31,423	33,461	25,144

Net gain on mortgage loan origination and sale activities:
Single family:
Secondary marketing gains	$41,178	$28,709	$16,071	$2,587	$6,374
Provision for repurchase losses	(526)	(1,930)	(390)	(12)	(289)
Net gain from secondary marketing activities	40,652	26,779	15,681	2,575	6,085
Mortgage servicing rights originated	14,121	10,598	6,723	10,758	5,872
Loan origination and funding fees	8,577	7,070	4,944	4,401	3,309
Total single family	63,350	44,447	27,348	17,734	15,266
Multifamily	1,040	1,039	1,162	1,185	500
Total net gain on mortgage loan origination and sale activities	$64,390	$45,486	$28,510	$18,919	$15,766
Ratio of single family mortgage servicing rights originated to related loans sold	1.14%	1.10%	1.26%	1.51%	1.59%

(1)	Represents single family mortgage production volume designated for sale during each respective period.

HomeStreet, Inc. and Subsidiaries
Five Quarter Deposits

(in thousands)	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Deposits by Product:
Noninterest bearing accounts - checking and savings	$77,149	$64,404	$68,245	$69,276	$58,570
Interest bearing transaction and savings deposits:
NOW accounts	172,086	170,098	154,670	138,936	145,668
Statement savings accounts due on demand	104,239	88,104	79,438	66,898	59,974
Money market accounts due on demand	675,363	630,798	559,563	499,457	469,289
Total interest bearing transaction and savings deposits	951,688	889,000	793,671	705,291	674,931
Total transaction and savings deposits	1,028,837	953,404	861,916	774,567	733,501
Certificates of deposit	684,604	755,646	890,694	1,033,798	1,094,184
Noninterest bearing accounts - other	268,373	195,699	248,023	201,390	229,292
Total deposits	$1,981,814	$1,904,749	$2,000,633	$2,009,755	$2,056,977

Percent of total deposits:
Noninterest bearing accounts - checking and savings	3.9%	3.4%	3.4%	3.4%	2.8%
Interest bearing transaction and savings deposits:
NOW accounts	8.7%	8.9%	7.7%	6.9%	7.1%
Statement savings accounts due on demand	5.3%	4.6%	4.0%	3.3%	2.9%
Money market accounts due on demand	34.1%	33.1%	28.0%	24.9%	22.8%
Total interest bearing transaction and savings deposits	48.1%	46.6%	39.7%	35.1%	32.8%
Total transaction and savings deposits	52.0%	50.0%	43.1%	38.5%	35.6%
Certificates of deposit	34.5%	39.7%	44.5%	51.4%	53.2%
Noninterest bearing accounts - other	13.5%	10.3%	12.4%	10.1%	11.2%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%